EXHIBIT 2
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                     Investor and Media Contact:  Steve Zenker
                                                  (239) 498-8066
                                                  stevezenker@wcicommunities.com


FOR IMMEDIATE RELEASE
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   WCI COMMUNITIES AND ICAHN GROUP AGREE ON NEW BOARD COMPOSITION FOR COMPANY

 Each to Name Three Directors; Additional Directors Named by Large Shareholders;
                          Agreement Ends Proxy Contest


BONITA SPRINGS, FL AND NEW YORK, NY (AUGUST 20, 2007) - WCI Communities, Inc. (NYSE: WCI) and affiliates of Carl Icahn today announced that they have agreed to a new composition for the WCI Board of Directors which will be submitted to shareholders for approval at the Annual Meeting of Shareholders on August 30, 2007. As part of the agreement, the Icahn Group will withdraw its slate of nominees for the Board, effectively ending its proxy contest.

Under the terms of the agreement, WCI will nominate for election and approve at the Meeting Don E. Ackerman, Charles E. Cobb, Jr. and Hilliard M. Eure, III, who currently serve on the WCI Board, as well as three candidates designated by The Icahn Group, Carl C. Icahn, Keith Meister and David Schechter. In addition, WCI and The Icahn Group have agreed to nominate and approve Craig W. Thomas, a Portfolio Manager at S.A.C. Capital Advisors, LLC, Nick Graziano, a Managing Director of Sandell Asset Management Corp., and Yale Law professor Jonathan R. Macey, each of whom will be nominated and approved for election as directors by WCI for election at the Shareholders Meeting. The Icahn Group has agreed to vote its shares in favor of this slate of nominees for the Board. In addition, pursuant to the agreement, the Company has agreed to raise the trigger under its limited duration Shareholder Rights Plan from 15% to 25% (and to exclude there from securities, including convertible securities, purchased from the Company pursuant to an offering by WCI to all of its shareholders).

"The significant presence of large shareholders proposed for the new Board is a win for both WCI shareholders and the Company. I am confident the new Board will make the right moves to enable WCI to weather the difficult industry conditions it is facing today and position itself for a bright future," said Carl Icahn.

"The current economic environment for our industry and company is challenging, and we believe it will be beneficial to move ahead together with Mr. Icahn and large shareholders as we address these market challenges. The top priorities of the new Board following the election of directors on August 30 include reviewing WCI's performance regarding its recently announced 2007 cash flow guidance and assessing the capital requirements necessary to assure WCI's ability to navigate these difficult market conditions and return to a growth mode when the market recovers. Based on this review, WCI will decide whether it should raise new capital to strengthen its balance sheet. In this regard, the Company will explore various alternatives, and the new shareholder representatives on the Board have expressed an interest in exploring a rights offering on terms and conditions favorable to all shareholders, should it be determined that additional capital is required," said Don E. Ackerman, Chairman of the Board of Directors.


About WCI

WCI Communities, Inc., named America's Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,500 traditional and tower homes.

                                       ###

         FOR MORE INFORMATION ABOUT WCI AND ITS RESIDENTIAL COMMUNITIES
                          VISIT WWW.WCICOMMUNITIES.COM


Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI's ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI's ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI's ability to pay principal and interest on its current and future debts; WCI's ability to amend its bank agreements as needed from time to time to obtain covenant relief during the market downturn; WCI's ability to maintain or increase historical revenues and profit margins; WCI's ability to collect contract receivables from buyers purchasing homes as investments; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the level of consumer confidence; the negative impact of claims for contract rescission or cancellation by contract purchasers due to various factors including the increase in the cost of condominium insurance; adverse legislation or regulations; unanticipated litigation or adverse legal proceedings; ability to retain employees; changes in generally accepted accounting principles; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WCI has filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders. WCI shareholders are strongly advised to read the definitive proxy statement carefully, as it contains important information. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by WCI with the U.S. Securities and Exchange Commission (the "SEC") for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at WCI's Internet website at
www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI's shareholders is available in the definitive proxy statement filed on Form 14A with the SEC on Monday, April 30, 2007.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS AMENDED, RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND CERTAIN OF HIS AFFILIATES FROM THE STOCKHOLDERS OF WCI COMMUNITIES, INC. FOR USE AT ITS ANNUAL MEETING BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE AMENDED DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.